Exhibit 15.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-229419, No. 333-254120 and No. 333-262708) of our report dated July 24, 2026 relating to the financial statements of MOGU Inc. appearing in this Annual Report on Form 20-F for the year ended March 31, 2026.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, the People’s Republic of China

July 24, 2026

BEIJING OFFICE • Units 4606-4609 • China World Tower B • No. 1 Jian Guo Men Wai Avenue • Chaoyang District, Beijing • 100020

Pone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.cn